UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2006

PLACER SIERRA BANCSHARES

(Exact name of registrant as specified in its charter)

California	0-50652	94-3411134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 554-4750

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 15, 2006, Placer Sierra Bancshares, a California corporation and holding corporation for Placer Sierra Bank (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Reorganization Agreement”) with Southwest Community Bancorp, a California corporation, holding company for Southwest Community Bank (“Southwest”).

The Reorganization Agreement provides for, among other things, the merger of Southwest with and into the Company with the Company as the surviving corporation (the “Merger”) and the issuance of shares of the Company’s common stock, no par value (“Common Stock”) to the shareholders of Southwest. The completion of the merger is subject to various customary conditions, including receipt of requisite governmental approvals and the approval of the shareholders of the Company and Southwest.

In connection with the Merger, each outstanding share of Southwest common stock will be converted into a number of shares of the Company’s Common Stock based on an exchange ratio. The exchange ratio will be equal to the quotient obtained by dividing a “Per Share Price” by the average price of the Company’s common stock for a period of 20 trading days prior to the Merger (the “Average Price”). The “Per Share Price” will be equal to the quotient obtained by dividing $175,000,000 (plus the aggregate exercise price of all outstanding Southwest options and warrants at the Closing) by the number of outstanding shares of Southwest common stock and number of shares of Southwest common stock subject to outstanding warrants and options at the Closing. As of the date of execution of the Reorganization Agreement, there were 3,808,663 outstanding shares of Southwest common stock and 976,541 shares of Southwest common stock issuable on conversion of outstanding options and warrants. Accordingly, at the time of entry into the Reorganization Agreement, and assuming an Average Price of between $23.40 and $28.60 each outstanding share of Southwest common stock would have been converted into approximately $38.9747 worth of the Company’s common stock. As of the date of the Reorganization Agreement, the weighted average exercise price of all outstanding options and warrants to purchase Southwest common stock was $12.13 and $9.08, respectively. The Company will assume all outstanding Southwest warrants, which will then become warrants to purchase Company common stock. Any options to purchase Southwest common stock which are not exercised prior to consummation of the merger, will be canceled for no consideration.

In the event the Company’s Average Price prior to the Merger is greater than or equal to $28.60, or less than or equal to $23.40, the Exchange Ratio will be fixed to what it would have been had the Company’s Average Price been $23.40 or $28.00 to ensure that a maximum or minimum number of shares of the Company Common Stock are issued in the Merger, as the case may be.

In the event the Average Price is below $21.06 and the Company’s Common Stock underperforms an index of peer stocks by more than 15%, then Southwest may terminate the Reorganization Agreement unless the Company adds cash to the transaction to increase the aggregate purchase price Southwest shareholders could have received had the Average Price been $21.06 (or $157,500,000 in the aggregate in the Company’s Common Stock and cash.)

The Reorganization Agreement provides that two members of Southwest’s Board of Directors, Frank Mercardante, the Chief Executive Officer of Southwest Bancorp, and Allan Arendsee, a director of Southwest, will join the Company’s Board of Directors.

All members of the Company’s and Southwest’s Board of Directors entered into voting agreements (“Voting Agreements”) agreeing to vote all of their shares of their respective common stock in favor of the Merger. In addition, in connection with the Merger, each of the directors of Southwest (other than two director/officers) entered into Non-Competition Agreements with the Company. Further, certain executive officers of Southwest and Southwest Bank entered into Non-Solicitation Agreements with the Company.

A copy of the Reorganization Agreement, form of Voting Agreement, form of Noncompetition Agreement and form of Nonsolicitation Agreement are attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the attached exhibits.

In connection with the proposed transaction, the Company will file a registration statement on Form S-4 with the SEC. The registration statement will contain a joint proxy statement/prospectus to be distributed to the respective shareholders of the Company and Southwest in connection with their vote on the merger. SHAREHOLDERS OF THE COMPANY AND OF SOUTHWEST ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final joint proxy statement/prospectus will be mailed to shareholders of the Company and shareholders of Southwest. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC (including the documents incorporated therein by reference) by the Company by contacting Placer’s Corporate Secretary, telephone: (916) 554-4750 or by visiting Placer’s website at http://www.plsb.com or from Southwest by contacting Paul Weil, the Vice Chairman, Corporate Secretary and General Counsel, telephone: (760) 438-1214 or by visiting Southwest’s website at http://www.swcbank.com.

The Company, Southwest and their respective directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on April 25, 2005, and information regarding Southwest’s directors and executive officers is available in Southwest’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on March 22, 2005. Additional information regarding the interests of such potential participants (including the addition of two of Southwest Board of Directors’ members, identified above, to the Board of Directors of the Company following the merger) will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
2.1	Agreement and Plan of Merger and Reorganization, between Placer Sierra Bancshares and Southwest Community Bancorp, dated February 15, 2006

10.1	Form Voting Agreement by and between each of the directors of Southwest Community Bancorp and Placer Sierra Bancshares

10.2	Form Voting Agreement by and between each of the directors of Placer Sierra Bancshares and Southwest Community Bancorp

10.3	Form of Non-Competition Agreement by and between Placer Sierra Bancshares and certain directors of Southwest Community Bancorp

10.4	Form of Non-Solicitation Agreement by and between Placer Sierra Bancshares and certain executive officers of Southwest Community Bancorp or Southwest Community Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLACER SIERRA BANCSHARES

Date: February 16, 2006	By:	/s/ Ronald W. Bachli
Ronald W. Bachli
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
2.1	Agreement and Plan of Merger and Reorganization, between Placer Sierra Bancshares and Southwest Community Bancorp, dated February 15, 2006

10.1	Form Voting Agreement by and between each of the directors of Southwest Community Bancorp and Placer Sierra Bancshares

10.2	Form Voting Agreement by and between each of the directors of Placer Sierra Bancshares and Southwest Community Bancorp

10.3	Form of Non-Competition Agreement by and between Placer Sierra Bancshares and certain directors of Southwest Community Bancorp

10.4	Form of Non-Solicitation Agreement by and between Placer Sierra Bancshares and certain executive officers of Southwest Community Bancorp or Southwest Community Bank